Exhibit *

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Robert W. Helm, Douglas P. Dick and Brendan C. Fox and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements of PIMCO ETF Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 24, 2009

/s/ Brent R. Harris
Brent R. Harris
Trustee, PIMCO ETF Trust

/s/ Ernest L. Schmider
Ernest L. Schmider
President and Trustee, PIMCO ETF Trust

/s/ E. Philip Cannon
E. Philip Cannon
Trustee, PIMCO ETF Trust

/s/ Vern O. Curtis
Vern O. Curtis
Trustee, PIMCO ETF Trust

/s/ J. Michael Hagan
J. Michael Hagan
Trustee, PIMCO ETF Trust

/s/ William J. Popejoy
William J. Popejoy
Trustee, PIMCO ETF Trust

/s/ John P. Hardaway
John P. Hardaway
Treasurer, PIMCO ETF Trust